EXHIBIT 10.1

[Form of Letter Agreement among
Cazador Acquisition Corporation Ltd., Arco Capital Management LLC,
and Cazador Sub Holdings Ltd.]
[          ], 2010

Cazador Acquisition Corporation Ltd.
c/o Arco Capital Management LLC
7 Sheinovo Street
1504 Sofia, Bulgaria
Attn: Francesco Piovanetti, Co-Chief Executive Officer

Rodman & Renshaw, LLC
1251 Avenue of the Americas
New York, NY 10020
Attn: Thomas Pinou, Chief Financial Officer

Re:  Initial Public Offering of Cazador Acquisition Corporation Ltd.

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement dated as of [              ], 2010 (the “Underwriting Agreement”), by and between Cazador Acquisition Corporation Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), and Rodman & Renshaw, LLC (“Rodman”) as representative of the underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “Initial Public Offering”) of the Company’s units (the “Units”), each consisting of one ordinary share of the Company (an “Ordinary Share”), and one warrant (a “Warrant”) entitling the holder thereof to purchase one Ordinary Share.

The undersigned, Cazador Sub Holdings Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Sponsor”) has purchased from the Company 1,150,000 Ordinary Shares (including 150,000 Ordinary Shares subject to forfeiture to the extent the Underwriters’ over-allotment option is not exercised) (the “Sponsor Shares”) pursuant to a Share Subscription Agreement dated as of [_______], and immediately prior to the consummation of the Initial Public Offering, the Sponsor has agreed to purchase 4,340,000 Warrants (the “Sponsor Warrants”) pursuant to a Warrant Subscription Agreement dated as of [_____________].  The terms of the Warrants are set forth in the Warrant Agreement dated as of [_____], 2010  (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company.

The undersigned, Arco Capital Management LLC, a Cayman Islands exempted company incorporated with limited liability (“ARCO”), is an affiliate of the Sponsor.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Initial Public Offering, and in recognition of the benefit that such Initial Public Offering will confer upon the Sponsor as a securityholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor hereby agrees with the Company as follows:

1.           Approval of Initial Business Combination.  The Sponsor agrees that in connection with any vote of the shareholders of the Company on a proposed Initial Business Combination, the undersigned will vote the Sponsor Shares in accordance with the majority of votes cast by the public shareholders of Ordinary Shares included in the Units issued in the Initial Public Offering (the “IPO Shares”).  In addition, the undersigned agrees that in connection with any vote of the shareholders of the Company on a proposed Initial Business Combination, the undersigned will vote any Units or Ordinary Shares acquired by the Sponsor in the Initial Public Offering or at any time thereafter that are owned directly or indirectly by the Sponsor, for the Initial Business Combination.  The Sponsor also agrees to take all reasonable action within its power, in the event the Company conducts the redemption of its Units (or Ordinary Shares underlying the Units) pursuant to a tender offer, to cause the Company or its affiliates or any advisors to the Company, (i) not to purchase or arrange to purchase shares outside the tender offer while such tender offer is open or (ii) enter into any agreement, understanding or arrangement with any other person in connection with their purchase or arrangement to purchase shares outside the tender offer, when such tender offer is open.

2.           Liquidation; Waiver of Claims.  (a) In the event that the Company fails to consummate an Initial Business Combination within 18 months (or up to 24 months from the consummation of this offering if a letter of intent, an agreement in principle, or a definitive agreement to complete a business combination has been entered into prior to [___________], 2011) after the date of the final prospectus included in the Registration Statement on Form F-1 relating to the Initial Public Offering (the “Registration Statement”), the Company will notify its shareholders that it will compulsorily redeem all IPO Shares and automatically liquidate the trust account in accordance with the procedure in the Company’s Amended and Restated Memorandum and Articles of Association (the “Liquidation”).

(b)           The Liquidation costs will be met from the Company’s remaining assets outside of the trust account or from interest earned on the funds in the trust account that may be released to the Company for working capital purposes.  If such funds are insufficient, the Sponsor and Arco hereby jointly and severally agree to advance the Company the funds necessary to complete such Liquidation and agree not to seek repayment for such advancement.

(c)           The Sponsor hereby waives any and all right, title, interest or claim of any kind in or to any distributions as a result of the Liquidation with respect to the Sponsor Shares and in the case of the Sponsor Shares subject to forfeiture, agrees to forfeit such Sponsor Shares to the extent the Underwriters’ over-allotment option is not exercised.  In addition, the Sponsor hereby waives any right, title, interest or claim of any kind in respect of any monies in the trust account the Sponsor may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse or make any claim against the trust account for any reason whatsoever; provided that the foregoing waiver shall not apply (i) to the extent the Sponsor is entitled to be indemnified by the Company pursuant to the Memorandum and Articles of Association of the Company or applicable law or pursuant to any indemnification agreement entered into with the Company or (ii) in respect of any rights or claims the Sponsor may have as a result of holding Units, IPO Shares, Warrants or other securities of the Company (other than the Sponsor Shares, the Sponsor Warrants and the securities underlying or issuable upon exercise of such securities).

3.           Transfer Restrictions.

(a) The Sponsor will not assign, alienate, pledge, attach, sell or otherwise transfer or encumber (each, a “transfer”), directly or indirectly, any Sponsor Shares until one year following the date of the consummation of an Initial Business Combination, except to a Permitted Transferee, or earlier (i) with respect to 50% of the Sponsor Shares, when the closing price of the Ordinary Shares exceeds $11.50 per share for any 20 trading days within a 30-trading day period following the consummation of an Initial Business Combination, or (ii) with respect to 50% of the Sponsor Shares, when the closing price of the Ordinary Shares exceeds $15.00 per share for any 20 trading days within a 30-trading day period following the consummation of an Initial Business Combination; provided, however, that all of the Sponsor Shares shall no longer be restricted upon the first anniversary of the Initial Business Combination, and in any case, if following a business combination, the Company consummates a subsequent liquidation, merger, amalgamation, share capital exchange, share purchase, reorganization or other similar business transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.  Any transfers of such securities to a Permitted Transferee will be made in accordance with applicable securities laws.  Any transfer of securities pursuant to this Paragraph 3 after the date hereof will be subject to the condition that the Permitted Transferee has agreed in writing to be bound by the terms of Paragraphs 1, 2 and 3 hereof.

A “Permitted Transferee” is a person or entity that receives such securities pursuant to a transfer (i) to one or more of the Company’s officers, directors or initial unitholders, (ii) to an affiliate or an affiliated entity under common control with the transferor, (iii) to an entity’s beneficiaries upon its liquidation or distribution, (iv) to relatives and trusts for estate planning purposes, (v) by virtue of the laws of descent and distribution upon death, (vi) by private sales with respect to up to 33% of the Sponsor Shares made at or prior to the consummation of an Initial Business Combination at prices no greater than the price at which the Sponsor Shares were originally purchased (approximately $0.017 per share), or (vii) pursuant to a qualified domestic relations order.

(b)           The Sponsor acknowledges that the Sponsor Warrants will be subject to the transfer restrictions set forth in the Warrant Agreement until the consummation of an Initial Business Combination.

4.           Limitation on Compensation.  (a) The Sponsor will not be entitled to receive and will not accept, compensation of any kind (including a finder’s fee and consulting fee or any other compensation) from the Company for services rendered to the Company prior to or in connection with the consummation of an Initial Business Combination, other than (i) by virtue of ownership of Sponsor Shares, Sponsor Warrants or any securities included in or issuable upon exercise of such securities and (ii) pursuant to the letter agreement dated as of the date hereof, between the Company and Arco Capital Management LLC, relating to the provision of administrative services to the Company.

(b)           The Sponsor will not accept a finder’s fee, consulting fee or any other compensation (other than by virtue of ownership of Sponsor Shares, Sponsor Warrants or any securities included in or issuable upon exercise of such securities) or fees from any other entity in connection with an Initial Business Combination, other than compensation or fees that may be received for any services provided following such Initial Business Combination.

5.           Indemnity.  Each of the Sponsor and Arco hereby agrees that it will be jointly and severally liable, by means of direct payment to the trust account, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses of the Initial Business Combination or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company except that there will be no liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver or (2) as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

6.           Representations and Warranties.  The Sponsor represents and warrants that (a) Except as described in the Registration Statement, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fees by the Sponsor with respect to the sale of the securities pursuant to the Underwriting Agreement or any other arrangements, agreements or understandings by the Sponsor that may affect the Underwriters’ compensation pursuant to the Underwriting Agreement;

(b)           It is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(c)           It has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and the Sponsor is not currently a defendant in any such criminal proceeding;

(d)           It has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked;

(e)           Collectively with Arco, it has sufficient capital to satisfy the indemnification obligation set forth herein; and

(f)            It has full power, without violating any agreement by which it is bound, to enter into this letter agreement.

7.           The Sponsor agrees that it will not propose any amendment to Articles 47 of the Memorandum and Articles of Association or support, endorse or recommend any proposal that shareholders amend such provisions, other than in connection with a proposed Initial Business Combination or a proposed extension of the time period within which the Company must consummate an Initial Business Combination to up to 24 months, without the affirmative vote of at least a majority of the Ordinary Shares voted by the shareholders.

The Sponsor acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the Initial Public Offering.  Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on the Sponsor and such person’s successors and assigns.  This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the Liquidation; provided that such termination shall not relieve the Sponsor from liability for any breach of this letter agreement prior to its termination, and provided further that paragraph 2 of this letter agreement shall survive a termination pursuant to clause (ii).

This letter agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the parties relating to such subject matter.  None of the parties shall be liable or bound to any other party in any manner by any representations and warranties or covenants relating to such subject matter except as specifically set forth herein.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

CAZADOR SUB HOLDINGS LTD.

By:
Name:
Title:

ARCO CAPITAL MANAGEMENT LLC
(solely with respect to paragraphs 2(b), 5 and 6(e))

By:
Name:
Title:

ACCEPTED AND AGREED:

CAZADOR ACQUISITION CORPORATION LTD.

By:
Name:
Title:

RODMAN & RENSHAW, LLC

By:
Acknowledged Signatory